UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada		89148
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2012, PNK Development 18, LLC, a Delaware limited liability company (“PNK 18”) and a wholly owned subsidiary of Pinnacle Entertainment, Inc. (the “Company”) and PNK Development 31, LLC, a Delaware limited liability company (“PNK 31”) and a wholly owned subsidiary of PNK 18, entered into an amended and restated shareholders agreement (the “Amended Shareholders Agreement”) with Harbinger II S.a.r.l, Blue Line ACDL, Inc., Credit Distressed Blue Line Master Fund, Ltd., Global Opportunities Breakaway Ltd., Breakaway ACDL, Inc. and Harbinger China Dragon Intermediate Fund, L.P. (collectively, “Harbinger”), and Asian Coast Development (Canada) Ltd., a British Columbia corporation (“ACDL”). The Amended Shareholders Agreement was entered into in connection with PNK 18’s agreement to invest an additional $15.6 million in ACDL, whereby PNK 18 will purchase approximately 26% of the newly created Class VI preferred shares of ACDL. The Amended Shareholders Agreement amended and restated the Shareholders Agreement dated as of August 8, 2011 entered into between PNK 18, Harbinger II S.a.r.l, Blue Line ACDL, Inc., Credit Distressed Blue Line Master Fund, Ltd., Global Opportunities Breakaway Ltd., Breakaway ACDL, Inc. and ACDL (the “Original Shareholders Agreement”).

The Amended Shareholders Agreement contains arrangements among the parties thereto with respect to the business and affairs of ACDL and the ownership of securities of ACDL, including, without limitation, voting rights, board representation, financial information rights, transfer restrictions and other transfer provisions, tag-along rights, drag-along rights, rights of first negotiation upon a disposition of ACDL securities, preemptive rights, and majority and minority shareholder consent rights over certain corporate actions.

The amendments from the Original Shareholders Agreement contained in the Amended Shareholders Agreement include, among other things, a requirement that either Harbinger or PNK 18 must nominate an independent director to the board of directors of ACDL and certain changes in connection with majority and minority consent rights in respect of certain types of future funding into ACDL.

A copy of the Amended Shareholders Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The descriptions of the Amended Shareholders Agreement in this Current Report on Form 8-K are summaries, do not purport to be complete and are qualified in their entirety by the Amended Shareholders Agreement.

Item 8.01. Other Events.

On August 29, 2012, the Company issued a press release announcing the investment of $15.6 million in ACDL. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Shareholders Agreement dated as of August 29, 2012 by and among PNK Development 18, LLC, PNK Development 31, LLC, Harbinger II S.a.r.l, Blue Line ACDL, Inc., Credit Distressed Blue Line Master Fund, Ltd., Global Opportunities Breakaway Ltd., Breakaway ACDL, Inc., Harbinger China Dragon Intermediate Fund, L.P. and Asian Coast Development (Canada) Ltd.

Exhibit 99.1	Press release dated August 29, 2012, issued by Pinnacle Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.

(Registrant)

Date: September 4, 2012	By:	/s/ John A. Godfrey
John A. Godfrey Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Shareholders Agreement dated as of August 29, 2012 by and among PNK Development 18, LLC, PNK Development 31, LLC, Harbinger II S.a.r.l, Blue Line ACDL, Inc., Credit Distressed Blue Line Master Fund, Ltd., Global Opportunities Breakaway Ltd., Breakaway ACDL, Inc., Harbinger China Dragon Intermediate Fund, L.P. and Asian Coast Development (Canada) Ltd.

Exhibit 99.1	Press release dated August 29, 2012, issued by Pinnacle Entertainment, Inc.